Exhibit 99.1

Independent Auditor’s Report

April 7, 2020

To the shareholders and the board of directors of Rotor Riot, LLC

Report on the Financial Statements
We have audited the accompanying financial statements of Rotor Riot, LLC which comprise the Balance sheets as of December 31, 2019 and 2018, and the related Statement of Operations, Statement of Stockholders’ equity (deficit) and cash flows for the years then ended and the related notes to the financial statements.

Going Concern Uncertainty
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s lack of liquidity and operating losses raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examination, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rotor Riot, LLC as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Certified Public Accountants

Lakewood, Colorado

Rotor Riot, LLC
Balance Sheets

	December 31,	December 31,
	2019	2018
ASSETS
Current Assets
Cash	$33,511	$—
Accounts receivable	28,500	—
Total Current Assets	62,011	—

Inventory	159,057	—
Other assets	3,853	1,000
Fixed assets, net	—	12,500
Intangible assets, net	102,500	102,500
TOTAL ASSETS	$327,421	$116,000

LIABILITIES AND MEMBERS' EQUITY
Current Liabilities
Accounts payable	$108,813	$—
Accrued Expenses	34,445	—
Sales taxes payable	11,563	—
Due to BRIT LLC	175,000	200,000
Note payable - PayPal	87,297
Note payable - Flite Test	—	150,000
Note payable - Shopify Capital	79,260	—
Note payable - Race Day Quads	67,223	—
Total Current Liabilities	563,601	350,000

Commitments and contingencies

Members' Equity
Cumulative contributions	151,000	1,000
Cumulative earnings	13,143	102,793
Cumulative distributions	(400,323)	(337,793)
Total Members' Equity	(236,180)	(234,000)
TOTAL LIABILITIES AND MEMBERS' EQUITY	$327,421	$116,000

See accompanying notes.

ROTOR RIOT, LLC
Statements of Operations

	Year ended December 31,
	2019	2018
Revenues	$1,897,352	$150,410

Cost of Revenues	1,388,291	—

Gross Margin	509,061	150,410

Expenses
Sales and marketing	62,980	—
General and administrative	535,731	112,500
Total expenses	598,711	112,500

Net income (loss) before income taxes	(89,650)	37,910

Provision for income taxes	—	—

Net Loss	$(89,650)	$37,910

See accompanying notes.

ROTOR RIOT, LLC
Statements of Members' Equity

	Cumulative	Cumulative	Cumulative	Total Members'
	Contributions	Earnings	Distributions	Equity
Balances, January 1, 2018	$1,000	$64,883	$(187,383)	$(121,500)

Net income		37,910	—	37,910

Distributions			(150,410)	(150,410)

Balances, December 31, 2018	$1,000	$102,793	$(337,793)	$(234,000)

Contributions	150,000	—		$150,000

Net income		(89,650)	—	(89,650)

Distributions			(62,530)	(62,530)

Balances, December 31, 2019	$151,000	$13,143	$(400,323)	$(236,180)

See accompanying notes.

Rotor Riot, LLC
Statements of Cash Flows

	Years ended December 31,
	2019	2018
Cash Flows from Operating Activities
Net income (loss)	$(89,650)	$37,910
Depreciation	$12,500	$12,500
Changes in operating assets and liabilities
Accounts receivable	(28,500)
Inventory	(159,057)	—
Other assets	(3,853)
Accounts payable	108,813	—
Accrued expense	34,445	—
Sales taxes payable	11,563	—
Net cash provided by (used in) operating activities	(113,739)	50,410

Net cash provided by investing activities	—	—

Cash Flows from Financing Activities
Payable to BRIT, LLC	(25,000)	100,000
Proceeds from notes payable	342,141
Payments on notes payable	(258,361)
Capital contributions	151,000
Distributions	(62,530)	(150,410)
Net cash provided by (used in) financing activities	147,250	(50,410)

Net increase in cash	33,511	—
Cash, beginning of period	—	—
Cash, end of period	$33,511	$—

Cash paid for interest and taxes	$—	$—

Noncash

See accompanying notes.

 Rotor Riot, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and 2018

Note 1 - The Business

Rotor Riot, LLC (the “Company”) was originally incorporated in December 2016. Until March 2019, the Company was primarily a licensor of certain technology that it acquired in December 2016 (see “Asset Purchase Agreement” below). In March 2019, the Company terminated the license agreement (see “License Agreement” below) and began selling commercial products in the drone marketplace, primarily focused on FPV (first person view). The Company primarily sells its products through an e-commerce site located at www.rotorriot.com.

Asset Purchase Agreement

In December 2016, the Company entered into an Asset Purchase Agreement with Flite Test, LLC under which it purchased the Rotor Riot trademark (the “Mark”), as well as various video content and products related to and/or bearing the Mark, including unmanned aircraft systems, components and accessories. The purchase price was $150,000, payable in the form of a non-interest bearing promissory note payable in full on December 31, 2021. The parties to the Asset Purchase Agreement agreed to the following allocation of the purchase price:

$20,000	Trademark
$16,000	Computer equipment
$11,500	Office furniture and equipment
$10,000	Video production equipment
$10,000	Inventory
$67,500	Tangible assets acquired
$82,500	Goodwill
$150,000	Total purchase price

License Agreement

In December 2016, the Company entered into a License Agreement under which it granted Flite Test, LLC an exclusive right to manufacture and sell products bearing the Rotor Riot trademark and to utilize the e-commerce platform located at www.rotorriot.com. The exclusivity period expired on the earlier of December 31, 2019 or the date on which the Promissory Note was paid in full. As consideration for the license granted, Flite Test agreed to pay royalties equal to 10% of net sales, payable upon collection of such sales. Royalties earned under the License Agreement totaled $150,410 in 2018. Royalties in 2019 totaled $24,031 before the Promissory Note was paid in full and this license agreement was terminated in March 2019.

Note 2 - Going Concern

The financial statements have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. Management recognizes that we have a limited operating history and that our financial position raises substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts and the classification of liabilities that might be necessary should we be unable to continue as a going concern.

We are presently seeking to address these going concern doubts through a number of actions including efforts to (a) raise capital through the public markets, (b) release additional commercial products and (c) pursue acquisitions of complementary, revenue generating companies which are accretive to our operating results. We can provide no assurance that any of these efforts will be successful or, that even if successful, that they will alleviate doubts about our ability to continue as a going concern.

Note 3 - Summary of Significant Accounting Policies

Basis of Accounting - The financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles (“GAAP”).

Use of Estimates – The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates reflected in these financial statements include those associated with the allocation of the purchase price under the Asset Purchase Agreement.

Revenue Recognition – The Company recognizes revenue in accordance with ASC 606, “Revenue from Contracts with Customers”, issued by the Financial Accounting Standards Board (“FASB”). This standard includes a comprehensive evaluation of factors to be considered regarding revenue recognition including (i) identifying the promised goods, (ii) evaluating performance obligations, (iii) measuring the transaction price, (iv) allocating the transaction price if there are multiple components to the performance obligation, and (v) recognizing revenue as each obligation is satisfied. The Company’s revenue transactions include a single component, specifically, the shipment of goods to customers as orders are received. Customers pay at the time they order and the Company recognizes revenue upon shipment which occurs quickly after the order is received.

Goodwill – Goodwill represents the excess of the purchase price of an acquisition over the estimated fair value of identifiable net assets acquired. The measurement periods for the valuation of assets acquired and liabilities assumed ends as soon as information on the facts and circumstances that existed as of the acquisition date becomes known, not to exceed 12 months. Adjustments in a purchase price allocation may require a change in the amounts allocated to goodwill during the periods in which the adjustments are determined.

We plan to perform an impairment test at the end of each fiscal year, or more frequently if indications of impairment arise. We have a single reporting unit, and consequently, evaluate goodwill for impairment based on an evaluation of the fair value of the Company as a whole.

Income Taxes – The Company elected to be treated as a disregarded entity for tax purposes for 2019 and 2018, resulting in any taxable income or loss being reported on the members’ personal return. As a result, there is no income tax provision or benefit, or any current or deferred tax assets or liabilities, reflected in these financial statements.

Recent Accounting Pronouncements - Management does not believe that recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on these financial statements.

Comprehensive Loss –During the years ended December 31, 2019 and 2018, there were no differences between net income (loss) and comprehensive income (loss). Therefore, the consolidated statements of comprehensive loss have been omitted.

Related Parties – Parties are considered to be related if they have control or significant influence, directly or indirectly, over us, including key management personnel and members of the Board of Directors. Related Party transactions are disclosed in Note 10.

Note 4 – Fixed Assets

In connection with the Asset Purchase Agreement described in Note 1, the Company acquired $37,500 of fixed assets which were fully depreciated over a three year period ending on December 31, 2019.

Note 5 – Intangible Assets

In connection with the Asset Purchase Agreement described in Note 1, the Company recognized intangible assets associated with Trademarks for $20,000 and Goodwill for $82,500.

Note 6 – Payable to BRIT

Since inception, the Company has received certain operating support services from BRIT (Brains Riding in Tanks) which is the primary Member of the Company. Such services have been recognized as Management Fees and totaled $250,000 and $100,000 in 2019 and 2018, respectively. Balances owed at December 31, 2019 and 2018 totaled $175,000 and $200,000, respectively.

Note 7 – Note Payable to PayPal

In November 2019, the Company entered into an agreement with PayPal under which it borrowed $100,000. PayPal is an electronic commerce company that facilitates payments between parties through online funds transfers. The Company processes certain customer payments ordered on its e-commerce site through PayPal. The note is being repaid through 52 weekly payments of $2,056 ending in November 2020, resulting in an effective interest rate of 16%. The balance outstanding at December 31, 2019 totaled $87,297.

Note 8 – Note Payable to Shopify Capital

In August 2019, the Company entered into an agreement with Shopify Capital, an affiliate of Shopify, under which it sold $176,000 of “Purchased Receivables” for total consideration of $160,000. The discounted value of $16,000 was recorded as a financial transaction charge. Shopify will deduct 14% of daily receipts processed through its e-commerce site until a total of $176,000 has been deducted. The balance outstanding at December 31, 2019 totaled $79,260.

Note 9 – Note Payable to Race Day Quads

During 2019, the Company purchased inventory from Race Day Quads (“RDQ”), an online retailer of drone racing parts. The owner of Race Day Quads acquired a Membership Interest in the Company in March 2019. In October 2019, RDQ agreed to allow the Company to pay for $82,141 of inventory purchases on an installment basis through June 2020. The balance owed at December 31, 2019 totaled $67,223.

Note 10 – Related Party Transactions

As further described in Note 9, a Member of the Company owns Race Day Quads which sold drone inventory and parts to the Company in 2019. The Company owed $67,223 to Race Day Quads at December 31, 2019.

Management fees represent payments to Brains Riding in Tanks, LLC (or “BRIT”) which holds a majority interest in the Company. The management fees were primarily related to employees of BRIT who worked on behalf of BRIT, management services provided by the founder and majority owner of Rotor Riot, and sole owner of BRIT, who has been actively involved in the management of Rotor Riot since its inception, and other sundry costs paid and services provided by BRIT.

Note 11 – Commitments and Contingencies

In February 2019, the Company entered into a lease agreement for commercial space in Orlando, Florida which includes offices and a warehouse. The term of the lease is for 3 years. Future lease obligations at December 31, 2019 were as follows:

2020	$50,061
2021	51,127
2022	4,268
$105,456

Note 12 - Subsequent Events

In December 2019, the Company entered into an Agreement of Merger (the “Merger Agreement”) with Red Cat Holdings, Inc. (“Red Cat”), under which 100% of the Company’s outstanding membership interests will be converted into shares of common stock of Red Cat. At the closing of the Merger, each Member will receive its pro rata portion of the total number of shares of Rotor Riot’s common stock to be issued calculated by dividing (A) $3,700,000 minus the aggregate amount of certain debt and other payables of the Company, BRIT, and the sole owner of BRIT, collectively the “Financial Obligations”. The number of shares to be issued will be based upon the VWAP (volume weighted average price) of the Company’s common stock for the twenty trading days prior to the closing date.

In January 2020, the Merger Agreement closed, resulting in the issuance of 2,219,650 shares of common stock of Red Cat to the Members of Rotor Riot. In addition, Red Cat assumed $915,563 of Financial Obligations. Such obligations include the issuance of a promissory note to BRIT in the amount of $175,000. The promissory note shall be due on the earlier of (i) six months from the date of issuance or (ii) the closing of an equity offering by Red Cat totaling at least $3,000,000. Interest shall accrue at 4.75% annually. The Company settled $185,000 of the Financial Obligations through the issuance of options to purchase 147,475 shares of the Company’s common stock at an exercise price of $0.82 per share.

Concurrently with the closing, the principal member of Rotor Riot agreed to assign his 100% ownership rights in Kwad Box to Red Cat. Kwad Box is a provider of drone related equipment, parts, and other items which are provided to subscribers on a monthly basis.